INVESTMENT ADVISORY AGREEMENT

	COHEN & STEERS LIMITED DURATION PREFERRED AND INCOME FUND, INC.
	280 Park Avenue
	New York, New York 10017

	June 19, 2012

COHEN & STEERS CAPITAL MANAGEMENT, INC.
280 Park Avenue
New York, New York 10017

Dear Sirs:

	Cohen & Steers Limited Duration Preferred and Income Fund, Inc. ("We" or the
"Company") herewith confirms its agreement (the "Agreement") with Cohen &
Steers Capital Management, Inc. ("You") as follows:
	1.	We are a closed-end, non-diversified management investment company registered under the Investment Company Act of 1940 (the "1940 Act").  We
propose to engage in the business of investing and reinvesting our assets in securities of the type and in accordance with the limitations specified in our
Articles of Incorporation, By-Laws, Registration Statement filed with the
Securities and Exchange Commission (the "SEC") and the policies set from time to time by our Board of Directors as well as the limitations imposed by the limitations in the 1940 Act and of the Internal Revenue Code of 1986, as
amended, in respect of regulated investment companies (the "Investment
Limitations").  You agree, during the term of this Agreement, to continuously furnish the Company with an investment program for the assets of the Company, to manage and supervise the investment and reinvestment of the assets of the
Company, and to arrange for the purchase and sale of securities and other assets held in the investment portfolio of the Company consistent with the
Investment Limitations. On your own initiative, You will furnish us from time to time with such information as You may believe appropriate for this purpose, whether concerning the individual issuers whose securities are included in our portfolio, the industries in which they engage, or the conditions prevailing in the economy generally.  You will also furnish us with such statistical and analytical information with respect to our portfolio securities as You may believe appropriate or as we reasonably may request.  In making such purchases and sales of our portfolio securities.
	2.	It is understood that You will from time to time employ or associate with yourselves such persons as You believe to be particularly fitted to assist You in the execution of your duties hereunder, the cost of performance of such duties to be borne and paid by You.  No obligation may be incurred on our behalf in any such respect.  You will provide us persons satisfactory to our
Board of Directors to serve as our officers.
	3.	We hereby confirm that We shall be responsible and hereby assume the obligation for payment of all of our expenses, including (a) the fee payable to You under paragraph 5 of this Agreement; (b) charges and expenses of our administrators, including any sub-administrator or co-administrator, custodian and transfer agent, dividend disbursing agent and registrar; (c) fees of directors who are not affiliated persons of You; (d) legal and auditing expenses; (e) compensation of our officers, Directors and employees who do not devote any part of their time to your affairs or the affairs of your affiliates other than Us and other registered investment companies advised by
You; (f) costs of printing our prospectuses and stockholder reports; (g) costs of any proxy solicitation; (h) cost of maintenance of corporate existence; (i)
interest charges, taxes, brokerage fees and commissions; (j) costs of stationery and supplies; (k) expenses and fees related to registration and filing with the SEC and with any state regulatory authority; and (l) upon the approval of the Board of Directors, costs of your personnel or your affiliates rendering clerical, accounting and other services.
	4.	We shall expect of You, and You will give us the benefit of, your best judgment and efforts in rendering these services to us, and We agree as an inducement to your undertaking these services that You shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, You against any liability to us or to our security holders to which You would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.
	5.	In consideration of the foregoing, We will pay You a monthly fee at an annualized rate of 0.70% of our average daily managed assets (i.e., the net asset value of our common shares plus the liquidation preference of any preferred shares issued by the Company and the principal amount of any loans from financial institutions or debt securities issued by the Company and the proceeds of any reverse repurchase agreements entered into by the Company).
Such fee shall be payable in arrears on the last day of each calendar month for services performed hereunder during such month.  If our initial
Registration Statement is declared effective by the SEC after the beginning of a month or this Agreement terminates prior to the end of a month, such fee shall be prorated according to the proportion which such portion of the month bears to the full month.
	6.	This Agreement shall become effective on the date on which our pending
Registration Statement on Form N-2 relating to our shares becomes effective and shall remain in effect until June 30, 2013, and may be continued for successive twelve-month periods, provided that such continuance is specifically approved at least annually by the Board of Directors or by majority vote of the holders of the outstanding voting securities of the
Company (as defined in the 1940 Act), and, in either case, by a majority of the Board of Directors who are not interested persons, as defined in the 1940
Act, of any party to this Agreement (other than as Directors of the Company), provided further, however, that if the continuation of this Agreement is not approved, You may continue to render the services described herein in the manner to the extent permitted by the 1940 Act and the rules and regulations thereunder.  Upon the effectiveness of this Agreement, it shall supersede all previous agreements between us covering the subject matter hereof.  This
Agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of the outstanding voting securities (as so defined) or by a vote of a majority of the Board of Directors on 60 days' written notice to You, or by You on 60 days' written notice to the Company.
	7.	This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by You and this Agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge by You.  The terms "transfer", "assignment" and "sale"
as used in this paragraph shall have the meanings ascribed thereto by governing law and any interpretation thereof contained in rules or regulations promulgated by the SEC thereunder.
	8.	Except to the extent necessary to perform your obligations hereunder, nothing herein shall be deemed to limit or restrict your right, or the right of any of your officers, directors or employees, who may also be a Director, officer or employee of the Company, or persons otherwise affiliated with the
Company (within the meaning of the 1940 Act) to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other trust, corporation, firm, individual or association.
	9.	If You cease to act as our Investment Manager, or, in any event, if You so request in writing, We agree to take all necessary action to change our name to a name not including the term "Cohen & Steers."  You may from time to time make available without charge to Us for our use such marks or symbols owned by You, including marks or symbols containing the term "Cohen & Steers"
or any variation thereof, as You may consider appropriate.  Any such marks or symbols so made available will remain the property of You and You shall have the right, upon notice in writing, to require Us to cease the use of such mark or symbol at any time.
	10.	This Agreement shall be construed in accordance with the laws of the
State of New York, provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

	If the foregoing is in accordance with your understanding, will You kindly so indicate by signing and returning to Us the enclosed copy hereof.
					Very truly yours,

COHEN & STEERS LIMITED DURATION PREFERRED AND INCOME FUND, INC.


	By:	/s/ Francis C. Poli
	Name:	Francis C. Poli
	Title:	Secretary


Agreed to and accepted
as of the date first set
forth above

COHEN & STEERS CAPITAL MANAGEMENT, INC.


By:	/s/ Adam M. Derechin-___________
	Name:	Adam M. Derechin
	Title:	Chief Operating Officer